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                                  EXHIBIT 10.31


                                 THIRD AMENDMENT
                                       OF
                         USG CORPORATION RETIREMENT PLAN

            (As Amended and Restated Effective as of January 1, 1999)



                  WHEREAS, USG Corporation Retirement Plan (the "plan") is maintained by USG Corporation (the "company"), which plan was amended and restated on December 29, 1999, effective as of January 1, 1999; and

                  WHEREAS, it now is deemed desirable and in the best interests of the employers under the plan and their employees to further amend the plan;

                  NOW, THEREFORE, pursuant to the amending power reserved to the company under subsection 14.1 of the plan, the plan is further amended as follows:

                  1. By adding the following at the end of subsection 7.13 of the plan, effective January 1, 2002:

         "A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Internal Revenue Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Internal Revenue Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible."


                  2. By substituting the following for subparagraph 8.5(a) and the first sentence of subparagraph 8.5(b) of the plan, effective January 1, 2002:



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                  (a)      For purposes of determining the amount of a
                           participant's contributions required under subsection 2.5, the annual compensation limit is $200,000 for the plan year commencing on January 1, 2002 and for each subsequent plan year shall be $200,000 (or such greater amount as permitted as a result of an adjustment under Section 401(a)(17)(B) of the Internal Revenue Code effective for that plan year).

                  (b) For the purpose of determining a participant's final average earnings of a participant who has an hour of service on or after January 1, 2002, the annual compensation limit for any 12-month period commencing in a plan year shall be $200,000 (or such greater amount as permitted as a result of an adjustment under Section 401(a)(17)(B) of the Internal Revenue Code effective for the plan year in which such 12-month period begins)."


                  3. By deleting subparagraph 8.13(a) from the plan (except for purposes of numbering), effective January 1, 2002.

                  4. By substituting the following for the first sentence of subsection 8.15 of the plan, effective January 1, 2002:

                      "For each plan year, the annual addition (as defined
                  below) to a participant's accounts under all defined contribution plans maintained by the company shall not exceed the lesser of $40,000 (or such greater amount as may be determined by the Commissioner of Internal Revenue for the calendar year which begins with or within that plan year) or 100% percent of the participant's Section 415 compensation (as defined below) during that plan year."

                  5. By substituting the following for the first three sentences of subsection 8.16 of the plan, effective January 1, 2002:

                      "Notwithstanding any other provisions of the plan, a
                  participant's annual retirement income or annual deferred vested benefit as of the end of any plan year may not exceed an amount which is equivalent to an annual retirement income or deferred vested benefit payable for life only (not taking into account that portion of any joint and survivor annuity which constitutes a qualified joint and survivor annuity under the Internal Revenue Code), equal to $160,000 (or such greater amount as may be determined by the Commissioner of Internal Revenue for calendar years which begin with or within that plan year). If payment of a participant's retirement income or deferred vested benefit begins before he attains age 62, such limitation shall be reduced so that it is equivalent to an annual benefit of $160,000 commencing at age 62. If payment of a participant's



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                  monthly retirement income begins after he attains age 65, such limitation shall be increased so that it is equivalent to an annual benefit of $160,000 commencing at age 65."

                  6. By substituting the following for subparagraph 17.2(b) of the plan, effective January 1, 2002:

                  (b) The present value of a participant's accrued benefits or account balances shall be increased by the distributions made with respect to the participant under the plan and any plan aggregated with the plan under Section 416(g)(2) of the Internal Revenue Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the plan under Section 416(g)(2)(A)(i) of the Internal Revenue Code. In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting '5-year period' for '1-year period.' The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account."


                  7. By substituting the following for subsection 17.3 of the plan, effective January 1, 2002:

         "17.3 Key Employee

               Key employee means any employee or former employee (including any deceased employee) who at any time during the plan year that includes the determination date was an officer of the employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Internal Revenue Code for plan years beginning after December 31, 2002), a 5-percent owner of the employer, or a 1-percent owner of the employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of
         Section 415(c)(3) of the Internal Revenue Code. The determination of who is a key employee will be made in accordance with Section 416(i)(1) of the Internal Revenue Code and the applicable regulations and other guidance of general applicability issued thereunder."


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                  8. By substituting the following for Paragraph A-6 of Exhibit
A to the plan, effective January 1, 2003:

                  "A-6. Mortality. The mortality factors under the plan shall be taken from the 1994 Uninsured Pensioner Mortality Table projected to 2002 (UP94@2002) with weighted annuity factors assuming a population of 90 percent males and 10 percent females. Notwithstanding the above, for purposes of determining the lump sum actuarially equivalent value of a participant's benefit, the mortality factors shall be those set forth in the unisex table (50% male/50% female) described in Revenue Ruling 2001-62."

                  9. By substituting the following for the third paragraph of Step 2 of subparagraph 2 of Paragraph A-8 of Exhibit/Supplement A to the plan, effective January 1, 2003:

                           "If the age at which the benefit is payable is less than 62, the age-adjusted dollar limit is determined by reducing the age-adjusted dollar limit at age 62 on an actuarially equivalent basis. In general, Code
                           Section 415(b)(2)(E)(ii) and (v) require that the reduced age-adjusted dollar limit be the lesser of the equivalent amount computed using the plan rate and plan mortality table (or plan tabular factor) used for actuarial equivalence for early retirement benefits under the plan and the amount computed using 5 percent interest and the applicable mortality table prescribed under Revenue Ruling 2001-62 (used to the extent described in Q&A-6 of Revenue Ruling 98-1 which provides that for purposes of adjusting any limitation under Code Section 415(b)(2)(C) or (D), to the extent a forfeiture does not occur upon death, the mortality decrement may be ignored prior to age 62 and must be ignored after Social Security Retirement Age)."


                  IN WITNESS WHEREOF, the company has caused these presents to be signed by its officer thereunto duly authorized this 22nd day of August, 2002.

                                           USG CORPORATION

                                           By:
                                               --------------------------------
                                               Vice President, Compensation,
                                               Benefits And Administration


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